THREADNEEDLE DEFERRAL PLAN (As Amended and Restated Effective January 1, 2018) Purpose The purpose of the Threadneedle Deferral Plan (formerly known as the Threadneedle Fund Deferral Plan, the “Plan”) is to align the interests of key employees with those of the shareholders of Ameriprise Financial, Inc., a Delaware corporation (“Ameriprise”) and investors in funds managed by Threadneedle Asset Management Holdings Sàrl (“Threadneedle”) and its subsidiaries from time to time by providing for the deferral of incentive compensation into various investment options and by providing for the grant of deferral awards under the Ameriprise Financial 2005 Incentive Compensation Plan, as amended and restated effective April 30, 2014 (as further amended or restated from time to time, or any successor plan thereto, the “Ameriprise 2005 Incentive Plan”). Article 1 Definitions For purposes of the Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the meanings indicated in this Article 1: 1.01. “Account” shall mean a Deferral Award Account, a Deferred Stock Option Account and/or a Deferred Stock Unit Account. 1.02. “Annual Award Materials” shall mean the annual award agreement or similar documentation and any other forms or documents evidencing the terms of an Award. 1.03. “Award” shall mean a Deferral Award, a Deferred Stock Option or a Deferred Stock Unit. 1.04. “Beneficiary” of a Participant shall mean the estate of the Participant. 1.05. “CBC” shall mean the Compensation and Benefits Committee of the Board of Directors of Ameriprise. Any reference herein to the CBC shall be deemed to include any person to whom any duty of the CBC has been delegated. 1.06. “Change in Control” shall mean any transaction or series of transactions that constitutes a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, in each case within the meaning of Section 409A. To constitute a Change in Control for purposes of the Plan, the event must relate to Ameriprise. 1.07. “Committee” shall mean the Remuneration Committee of Threadneedle. Any reference herein to the Committee shall be deemed to include any person to whom any duty of the Committee has been delegated pursuant to Article 8.02. Exhibit 10.24

2 1.08. “Deferral Award” shall mean an award of compensation to an Employee that is mandatorily deferred into the Plan at the Committee’s election. 1.09. “Deferral Award Account” shall mean a notional, bookkeeping account established under the Plan to reflect the Participant’s Deferral Awards, as adjusted to reflect all applicable Investment Adjustments and all prior withdrawals and distributions in accordance with Article 2. 1.10. “Deferred Stock Option” shall mean an award of a Deferred Stock Option to an Employee under the Ameriprise 2005 Incentive Plan. 1.11. “Deferred Stock Option Account” shall mean a notional, bookkeeping account established under the Plan to reflect the Participant’s Deferred Stock Options, as adjusted in accordance with Article 3. 1.12. “Deferred Stock Option Certificate” shall mean the Annual Award Materials or the certificate evidencing the award of a Deferred Stock Option. 1.13. “Deferred Stock Unit” shall mean shall mean an award of a Deferred Stock Unit to an Employee under the Ameriprise 2005 Incentive Plan. 1.14. “Deferred Stock Unit Account” shall mean a notional, bookkeeping account established under the Plan to reflect the Participant’s Deferred Stock Units, as adjusted in accordance with Article 4. 1.15. “Deferred Stock Unit Certificate” shall mean the Annual Award Materials or the certificate evidencing the award of a Deferred Stock Unit. 1.16. “Designation Date” shall mean the date or dates as of which a designation of investment directions by a Participant pursuant to Article 2.04, or any change in a prior designation of investment directions by a Participant pursuant to Article 2.04 shall become effective. 1.17. “Disability” shall have the meaning given to such term in section 6 of the Equality Act 2010, as it may be amended from time to time, and guidance issued thereunder. 1.18. “Employee” shall mean a person who is an employee of the Threadneedle Group, as determined by the Committee in its sole discretion. 1.19. “Excess Amount” shall have the meaning given to such term in Article 5.04. 1.20. “Expiration Date” of Deferred Stock Option shall mean the date on which the Deferred Stock Option is cancelled and can no longer be exercised, as described in the applicable Annual Award Materials. 1.21. “Fair Market Value” with respect to the Shares as of any date shall mean the per- Share closing price as reported on the NYSE composite tape on such date, or, if there is no such reported sale price of Shares on the NYSE composite tape on such date, then the per-Share closing price as reported on the NYSE composite tape on the last previous day on which sale price was

3 reported on the NYSE composite tape, or such other value as determined by the Committee in accordance with applicable law. 1.22. “Financial Conduct Authority” shall mean the U.K. Financial Conduct Authority, or any successor body thereto. 1.23. “Grant Date” shall mean the date that a Deferral Award is credited to the Employee’s Deferral Award Account, or the date that a Deferred Stock Option or a Deferred Stock Unit is granted to the Employee under the Ameriprise 2005 Incentive Plan. 1.24. “Investment Adjustment” shall mean an adjustment made to the balance of a Deferral Award Account in accordance with Article 2.05 to reflect the performance of an Investment Option pursuant to which the value of the Account or portion thereof is measured. 1.25. “Investment Agent” shall mean the person appointed by the Committee to make hypothetical investments in Investment Options in the Deferral Award Accounts of Participants, or if no person is so designated, the Committee. 1.26. “Investment Option” shall mean a hypothetical investment made available under the Plan from time to time by the Committee for purposes of valuing Deferral Award Accounts. In the event that an Investment Option ceases to exist or is no longer to be an Investment Option, the Committee may designate a substitute Investment Option for the discontinued hypothetical investment. 1.27. “Participant” shall mean any eligible Employee to whom an Award has been granted, who commences participation in the Plan and whose participation in the Plan has not terminated. 1.28. “Retirement” shall mean the voluntary termination of Participant’s employment with the prior written consent of the Committee at or before the time of such termination. 1.29. “Section 409A” shall mean Section 409A of the US Tax Code, and US Treasury Regulations and other official guidance issued thereunder. 1.30. “Separation from Service” shall mean a termination of employment with Threadneedle and all members of Threadneedle’s controlled group of corporations that are treated as a single employer with Threadneedle under Section 414(b) or 414(c) of the US Tax Code (determined under a 50 percent ownership test). 1.31. “Share” shall mean a share of the common stock, par value $0.01 per share, of Ameriprise. 1.32. “Threadneedle Group” shall mean Threadneedle or one of its subsidiaries. 1.33. “US Tax Code” shall mean the US Internal Revenue Code of 1986, as it may be amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

4 1.34. “US Taxpayer” shall mean a Participant who is subject to income taxation by the United States of America (“US Tax”) at the Grant Date, is expected to become subject to US Tax following the Grant Date or actually becomes subject to US Tax following the Grant Date but prior to the date upon which any portion of an Account vests. 1.35. “US Treasury Regulations” shall mean the regulations promulgated under the US Tax Code. 1.36. “Vesting Date” shall have the meaning given to such term in Article 2.02(a), Article 3.02 and Article 4.02(a), respectively. Article 2 Deferral Awards 2.01. Commencement of Participation. An eligible Employee’s participation in the Plan with respect to a Deferral Award shall commence as of the Grant Date of the Deferral Award provided the Employee accepts the terms of the Plan by accepting their Deferral Award and agreeing to the transfer of personal data. The Committee in its sole discretion shall determine the amount of the Deferral Award. 2.02. Vesting. (a) Except as otherwise provided by Article 2.08, a Participant shall vest in his or her Deferral Award on the dates specified in the Annual Award Materials for such Deferral Award or as documented in an action taken by the Committee (each, a “Vesting Date” and collectively, the “Vesting Dates”). The Vesting Dates of Deferral Awards set forth in the Annual Award Materials or as documented in an action taken by the Committee shall be established by the Committee in its sole discretion and may vary for each Participant. Notwithstanding anything to the contrary contained in the Plan or any Annual Award Materials, the Committee shall have the authority, exercisable in its sole discretion, to accelerate the vesting of any Deferral Awards of any Participant; provided, however, that, with respect to US Taxpayers, such accelerated vesting shall not affect the time and form of payment pursuant to Article 2.07(b) unless such change to the time and form of payment is permitted under Section 409A. (b) For the avoidance of doubt, a US Taxpayer shall have no legally binding right to a Deferral Award that is credited to a Deferral Award Account for such US Taxpayer prior to the Grant Date applicable to such Deferral Award, and the time and form of payment of such Deferral Award shall be established by the Committee in compliance with and in reliance on Section 1.409A-2(a)(2) of the US Treasury Regulations, which generally requires the time and form of payment to be irrevocably established by the Committee not later than the than the time the US Taxpayer obtains a legally binding right to the compensation. 2.03. Deferral Award Account. A Deferral Award granted to a Participant shall be credited to a Deferral Award Account under the Plan for the Participant. The Committee may use separate Deferral Award Accounts for different types of Deferral Awards, and subaccounts of a Deferral Award Account for different Deferral Awards granted to a Participant.

5 2.04. Investment Options. (a) Establishment. The Committee shall establish from time to time the Investment Option(s) that will be available under the Plan for Deferral Award Accounts. At any time, the Committee may, in its discretion, add one or more additional Investment Options under the Plan for Deferral Award Accounts, and in connection with any such addition, may permit Participants to select from among the then-available Investment Options under the Plan for Deferral Award Accounts to measure the value of such Participants’ Deferral Award Accounts. In addition, the Committee, in its sole discretion, may discontinue any Investment Option at any time, and provide for the portions of Participants’ Deferral Award Account designated to the discontinued Investment Option to be reallocated to another Investment Option(s). (b) Investment Direction. Subject to such limitations, operating rules and procedures as may from time to time be required by law, imposed by the Committee or contained elsewhere in the Plan, each Participant may communicate to the Investment Agent a direction (in accordance with this Article 2.04 as to how his or her Deferral Award Account should be deemed to be invested among the Investment Option(s) made available by the Committee for Deferral Award Accounts. The Participant’s investment directions shall designate the percentage (in any whole percent multiples, which must total 100 percent) of either the portion of the existing Deferral Award Account balance or the portion of the subsequent contributions to the Participant’s Deferral Award Account which is requested to be deemed to be invested in such Investment Options, and shall be subject to the rules set forth in this Article 2.04. The Investment Agent shall credit the value of the Participant’s Deferral Award Account in accordance with the directions of the Participant except to the extent that the Committee directs it to the contrary. The Committee has the authority, but not the requirement, in its sole and absolute discretion, to direct in the Annual Award Materials for a particular Deferral Award that a Participant’s Deferral Award Account be invested among such investments as it deems appropriate and advisable, which investments need not be the same for each Participant. (c) Form of Investment Direction. Any initial or subsequent investment direction shall be in writing to the Investment Agent on a form supplied by the Committee, or, as permitted by the Investment Agent, may be by oral designation or electronic transmission designation to the Investment Agent. A designation shall be effective as of the Designation Date. The Participant may, if permitted by the Committee, make an investment direction to the Investment Agent for his or her existing Deferral Award Account as of a Designation Date and a separate investment direction to the Investment Agent for contribution credits to his or her Deferral Award Account occurring after the Designation Date. (d) Effect of Investment Direction. All amounts associated with a Participant’s Deferral Award Account shall be credited to Investment Options in accordance with the then effective investment direction, unless the Committee directs otherwise. Unless otherwise changed by the Committee, an investment direction shall remain in effect until the Participant’s Deferral Award Account is distributed or forfeited in its entirety, or until a subsequent investment direction is received and accepted by the Investment Agent for the Deferral Award Account. (e) Change of Investment Direction. If a Participant files an investment direction with the Investment Agent for his or her existing Deferral Award Account by the day

6 prior to the next available Designation Date which is received and accepted by the Investment Agent and not overridden by the Committee, then the Participant’s existing Deferral Award Account shall be deemed to be reallocated as of the next Designation Date (or as soon thereafter as administratively practicable) among the designated Investment Options according to the percentages specified in such investment direction. Unless otherwise changed by the Committee, an investment direction shall remain in effect until the Participant’s Deferral Award Account is distributed or forfeited in its entirety, or until a subsequent investment direction is received and accepted by the Investment Agent for the Deferral Award Account. (f) Limits on Investment Direction. The Committee, in its sole discretion, may place limits on a Participant’s ability to make changes with respect to any Investment Options for Deferral Award Accounts. (g) Invalid Investment Direction. If the Investment Agent receives an initial or subsequent investment direction with respect to a Deferral Award Account which it deems to be incomplete, unclear or improper, or which is unacceptable for some other reason (determined in the sole and absolute discretion of the Investment Agent), the Participant’s investment direction for such Deferral Award Account then in effect shall remain in effect (or, in the case of a deficiency in an initial investment direction, the Participant shall be deemed to have filed no investment direction) until the Participant files an investment direction for such Deferral Award Account acceptable to the Investment Agent. (h) Default Investment Direction. If the Investment Agent does not possess valid investment directions covering the full balance of a Participant’s Deferral Award Account or subsequent contributions thereto (including, without limitation, situations in which no investment direction has been filed, situations in which the investment direction is not acceptable to the Investment Agent under Article 2.04(g), or situations in which some or all of the Participant’s designated investments are no longer permissible Investment Options for Deferral Award Accounts), the Committee may provide for the undesignated portion to be allocated to or among the Investment Option(s) that the Participant did designate in the same proportion as the designated portion, or may provide for any other allocation method it deems appropriate, in its discretion. (i) Indemnity for Investment Direction. None of the Threadneedle Group, their directors and employees (including, without limitation, each member of the Committee) and their designated agents and representatives shall have any liability whatsoever for the investment of a Participant’s Deferral Award Account, or for the investment performance of a Participant’s Deferral Award Accounts. Each Participant, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Threadneedle Group, their directors and employees (including, without limitation, each member of the Committee) and their designated agents and representatives from any losses or damages of any kind (including, without limitation, lost opportunity costs) relating to the investment direction of a Participant’s Deferral Award Accounts. The Investment Agent shall have no liability whatsoever for the investment direction of a Participant’s Deferral Award Accounts, or for the investment performance of a Participant’s Deferral Award Accounts. Each Participant, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Investment Agent, and its agents and representatives, from any losses or damages of any kind (including, without limitation, lost opportunity costs) relating to the investment direction of a Participant’s Deferral Award Accounts.

7 2.05. Adjustment of Deferral Award Accounts. While a Participant’s Deferral Award Account does not represent the Participant’s ownership of, or any ownership interest in, any particular assets, the Participant’s Deferral Award Account shall be adjusted in accordance with the Investment Option(s), subject to the conditions and procedures set forth herein or established by the Committee from time to time. Any notional cash earnings generated under an Investment Option (such as interest, cash dividends and short-term and long-term gains and other distributions) shall, at the Committee’s sole discretion, either be deemed to be credited in that Investment Option or in one or more other Investment Option(s) designated by the Committee. All notional acquisitions and dispositions of Investment Options under a Participant’s Deferral Award Account shall be deemed to occur at such times as the Committee shall determine to be administratively feasible in its sole discretion and the Participant’s Deferral Award Account shall be adjusted accordingly. A Participant’s Deferral Award Account shall be adjusted to reflect any action taken pursuant to Article 5. In addition, a Participant’s Deferral Award Account may be adjusted from time to time, in accordance with procedures and practices established by the Committee, in its sole discretion, to reflect any notional transactional costs and other fees and expenses relating to the deemed investment, disposition or carrying of any Investment Option for the Participant’s Deferral Award Account. 2.06. Valuation of Deferral Award Accounts Pending Distribution. To the extent that the distribution of any portion of any Deferral Award Account is deferred, whether pursuant to the terms of the Plan or Annual Award Materials, or for any other reason, any amounts remaining to the credit of a Deferral Award Account shall continue to be adjusted pursuant to Article 2.05. 2.07. Payment of Deferral Award Accounts. (a) Payment Medium. Distribution of vested Deferral Award Accounts (or portions thereof) shall be paid in cash; provided, however, that the Committee may provide, in its sole discretion, to distribute all or a portion of a vested Deferral Award Account in a medium other than cash. In the event that a vested Deferral Award Account (or portion thereof) is distributed in a medium other than cash, a Participant shall not have any interest in the shares of the Investment Option(s) upon which the value of the Deferral Award Account (or portion thereof) is based, nor any ownership rights, including voting rights, unless and until the Deferral Award Account (or portion thereof) vests and a share of such Investment Option is distributed to the Participant. (b) Time and Form of Payment. Except as otherwise provided by Article 2.08, a Participant’s vested Deferral Award Accounts shall be distributed in accordance with the applicable Annual Award Materials. 2.08. Effect of Certain Events. (a) Death. In the event of a Participant’s death, all amounts credited to the deceased Participant’s Deferral Award Account shall immediately become 100 percent vested, and shall be payable to the Participant’s Beneficiary in a lump sum as soon as administratively practicable following the date of the Participant’s death, but in no event later than the end of the year of the Participant’s death, or, if later, by the 15th day of the third month following the date of the Participant’s death. The Participant’s Beneficiary will not be permitted, either directly or indirectly, to designate the year of payment.

8 (b) Separation from Service due to Disability. In the event that (i) a Participant undergoes an involuntary Separation from Service due to Disability, and (ii) such Participant complies with any applicable requirement to execute and not revoke a release of claims, then all amounts credited to the Account of such Participant shall immediately become 100 percent vested. The payment of such Participant’s Accounts shall not accelerate upon Separation from Service due to Disability but instead shall remain payable at the payment date set forth in Article 2.07(b). (c) Involuntary Separation from Service due to Redundancy. In the event that (i) a Participant undergoes an involuntary Separation from Service due to redundancy, and (ii) such Participant complies with any applicable requirement to execute and not revoke a release of claims, then all amounts credited to the Participant’s Deferral Award Account shall immediately become 100 percent vested, and subject to compliance with Article 9.16(a)(i) with respect to US Taxpayers, shall be payable to the Participant in a lump sum on the 60th day following the date of the Participant’s Separation from Service (the “Sixtieth Day”), or as soon as administratively practicable following the Sixtieth Day, but in no event later than the end of the year in which the Sixtieth Day occurs, or, if later, by the 15th day of the third month following the Sixtieth Day. The Participant will not be permitted, either directly or indirectly, to designate the year of payment. (d) Retirement. In the event of a Participant’s Retirement, all amounts credited to the Deferral Award Account of such Participant shall immediately become 100 percent vested. The payment of such Participant’s Deferral Award Account shall not accelerate upon Retirement but instead shall remain payable at the payment date set forth in Article 2.07(b). (e) Other Separation from Service. In the event that a Participant undergoes a Separation from Service for any reason other than due to death, Disability, redundancy or Retirement, then any unvested amounts credited to the Participant’s Deferral Award Account shall be forfeited by the Participant and shall not be paid. (f) Change in Control. Upon the occurrence of a Change in Control, all amounts credited to any and all Deferral Award Accounts of each Participant as of the effective date of such Change in Control shall immediately become 100 percent vested. Notwithstanding anything to the contrary set forth in the Plan, upon the occurrence of a Change in Control, all previously undistributed Deferral Award Accounts shall be distributed to Participants as soon as administratively practicable following the effective date of such Change in Control, but in no event later than 90 days thereafter. The Participant will not be permitted, either directly or indirectly, to designate the year of payment. Article 3 Deferred Stock Options 3.01. Commencement of Participation. An eligible Employee’s participation in the Plan with respect to a Deferred Stock Option shall commence as of the Grant Date of the Deferred Stock Option provided the Employee accepts the terms of the Plan, the Ameriprise 2005 Incentive Plan and the applicable Deferred Stock Option Certificate by accepting his or her Deferred Stock Option and agreeing to the transfer of personal data. The CBC in its sole discretion shall determine the grant of any Deferred Stock Options to an Employee.

9 3.02. Vesting. Except as otherwise provided by the Ameriprise 2005 Incentive Plan or the applicable Deferred Stock Option Certificate, a Participant shall vest in his or her Deferred Stock Option on the dates specified in the Annual Award Materials for such Deferred Stock Option or as documented in an action taken by the Committee (each, a “Vesting Date” and collectively, the “Vesting Dates”). The Vesting Dates of Deferred Stock Options set forth in the Annual Award Materials or as documented in an action taken by the Committee shall be established by the CBC in its sole discretion and may vary for each Participant. Notwithstanding anything to the contrary contained in the Plan or any Annual Award Materials, but subject to the Ameriprise 2005 Incentive Plan and the applicable Deferred Stock Option Certificate, the CBC shall have the authority, exercisable in its sole discretion, to accelerate the vesting of any amounts credited to any Deferred Stock Option Account of any Participant. 3.03. Deferred Stock Option Account. A Deferred Stock Option granted to a Participant shall be credited to a Deferred Stock Option Account under the Plan for the Participant. The Committee may use subaccounts of a Deferred Stock Option Account for different Deferred Stock Options granted to a Participant. 3.04. Adjustment of Deferred Stock Option Accounts. The number of shares credited to a Participant’s Deferred Stock Option Account shall be adjusted to reflect any changes in the number of Shares subject to any Deferred Stock Option credited to the Deferred Stock Option Account, pursuant to the Ameriprise 2005 Incentive Plan, the applicable Deferred Stock Option Certificate or any action taken by the CBC with respect to the Deferred Stock Unit that results in a change to the number of Shares subject to the Deferred Stock Option. Notwithstanding the foregoing, no adjustment shall be made to a Participant’s Stock Option Account for any dividends or dividend equivalents on the Shares subject to any Deferred Stock Option. In addition, a Participant’s Deferred Stock Option Account shall be adjusted to reflect any action taken pursuant to Article 5. 3.05. Effect of Certain Events. The effect of the death, Retirement or termination of employment of a Participant, or a Change in Control of Ameriprise, on a Deferred Stock Option credited to the Participant’s Deferred Stock Option Account shall be determined under the applicable Annual Award Materials and Deferred Stock Option Certificate, subject to the terms of the Ameriprise 2005 Incentive Plan. 3.06. Exercise of Deferred Stock Options. (a) Exercise. Subject to the terms of the Ameriprise 2005 Incentive Plan and applicable Deferred Stock Option Certificate, after a Deferred Stock Option has vested, the Participant may exercise such Deferred Stock Option (or portion thereof) at any time before its Expiration Date by following the process set forth in the applicable Annual Award Materials or any subsequently provided instructions. (b) Payment Medium. Upon the exercise of a vested Deferred Stock Option (or portion thereof) by a Participant, the Participant shall be entitled to receive a payment in cash of an aggregate amount equal to strike price of the Deferred Stock Option and the Fair Market Value of a Share on the date of exercise, multiplied by the number of Shares with respect to which the Deferred Stock Option was exercised (the “Deferred Stock Option Payment Amount”); provided,

10 however, that the Committee may provide, in its sole discretion, to pay all or a portion of the Deferred Stock Option Payment Amount in Shares under the Ameriprise 2005 Incentive Plan with a Fair Market Value on the date that the Deferred Stock Option was exercised equal to the portion of the Deferred Stock Option Payment Amount being paid in Shares. In the event that the Deferred Stock Option Payment Amount is distributed in Shares, the Participant shall not have any interest in the Shares, nor any ownership rights, including voting rights, unless and until the Shares are distributed to the Participant. (c) Time and Form of Payment. Except as otherwise provided by Article 3.05, the Deferred Stock Option Payment Amount shall be paid to the Participant in accordance with the applicable Annual Award Materials. Article 4 Deferred Stock Units 4.01. Commencement of Participation. An eligible Employee’s participation in the Plan with respect to a Deferred Stock Unit shall commence as of the Grant Date of the Deferred Stock Unit provided the Employee accepts the terms of the Plan, the Ameriprise 2005 Incentive Plan and the applicable Deferred Stock Unit Certificate by accepting his or her Deferred Stock Unit and agreeing to the transfer of personal data. The CBC in its sole discretion shall determine the grant of any Deferred Stock Units. 4.02. Vesting. (a) Except as otherwise provided by the Ameriprise 2005 Incentive Plan or the applicable Deferred Stock Unit Certificate, a Participant shall vest in his or her Deferred Stock Unit on the dates specified in the Annual Award Materials for such Deferred Stock Unit or as documented in an action taken by the Committee (each, a “Vesting Date” and collectively, the “Vesting Dates”). The Vesting Dates of Deferred Stock Units set forth in the Annual Award Materials or as documented in an action taken by the Committee shall be established by the CBC in its sole discretion and may vary for each Participant. Notwithstanding anything to the contrary contained in the Plan or any Annual Award Materials, but subject to the Ameriprise 2005 Incentive Plan and the applicable Deferred Stock Unit Certificate, the CBC shall have the authority, exercisable in its sole discretion, to accelerate the vesting of any Deferred Stock Units of any Participant; provided, however, that, with respect to US Taxpayers, such accelerated vesting shall not affect the time and form of payment pursuant to Article 4.06 unless such change to the time and form of payment is permitted under Section 409A. (b) For the avoidance of doubt, a US Taxpayer shall have no legally binding right to a Deferred Stock Unit that is credited to a Deferred Stock Unit Account for such US Taxpayer prior to the Grant Date applicable to such Deferred Stock Unit, and the time and form of payment of such Deferred Stock Unit shall be established by the CBC in compliance with and in reliance on Section 1.409A-2(a)(2) of the US Treasury Regulations, which generally requires the time and form of payment to be irrevocably established by the CBC not later than the time the US Taxpayer obtains a legally binding right to the compensation.

11 4.03. Deferred Stock Unit Account. A Deferred Stock Unit granted to a Participant shall be credited to a Deferred Stock Unit Account under the Plan for the Participant. The Committee may use subaccounts of a Deferred Stock Unit Account for different Deferred Stock Units granted to a Participant. Deferred Stock Unit Accounts shall be maintained in shares, with one share credited to the Deferred Stock Unit Account for each Share of the Deferred Stock Unit. 4.04. Adjustment of Deferred Stock Unit Accounts. (a) The number of shares credited to a Participant’s Deferred Stock Unit Account shall be adjusted to reflect any changes in the number of Shares subject to any Deferred Stock Unit credited to the Deferred Stock Unit Account, pursuant to the Ameriprise 2005 Incentive Plan, the applicable Deferred Stock Unit Certificate or any action taken by the CBC with respect to the Deferred Stock Unit that results in a change to the number of Shares subject to the Deferred Stock Unit. (b) Any dividend equivalents payable on a Deferred Stock Unit (including additional Deferred Stock Units pursuant to this Article 4.04(b)) shall be deemed reinvested in additional Deferred Stock Units that are subject to the same terms and vesting as the Deferred Stock Units (including additional Deferred Stock Units pursuant to this Article 4.04(b)) on which the dividend equivalents are paid. An adjustment shall be made to a Participant’s Deferred Stock Unit Account on the dividend payment date to credit the additional Deferred Stock Units resulting from the deemed reinvestment of any dividend equivalents on a Deferred Stock Unit (including additional Deferred Stock Units pursuant to this Article 4.04(b)) credited to such Account. (c) A Participant’s Deferred Stock Unit Account shall be adjusted to reflect any action taken pursuant to Article 5. 4.05. Effect of Certain Events. The effect of the death, Retirement or termination of employment of a Participant, or a Change in Control of Ameriprise, on a Deferred Stock Unit credited to the Participant’s Deferred Stock Unit Account shall be determined under the applicable Annual Award Materials and Deferred Stock Unit Certificate, subject to the terms of the Ameriprise 2005 Incentive Plan. 4.06. Payment of Deferred Stock Units. (a) Payment Medium. Payment of vested Deferred Stock Units (or portions thereof) shall be paid in Shares under the Ameriprise 2005 Incentive Plan; provided, however, that the CBC may provide, in its sole discretion, to pay all or a portion of a vested Deferred Stock Unit in cash instead of Shares in an amount equal to the Fair Market Value of the applicable Vesting Date of the Shares that would otherwise be paid. A Participant shall not have any interest in the Shares of a Deferred Stock Unit (or portion thereof), nor any ownership rights, including voting rights, unless and until the Deferral Stock Unit (or portion thereof) vests and the Shares are distributed to the Participant. (b) Time and Form of Payment. Except as otherwise provided by Article 4.05, a Participant’s vested Deferred Stock Unit Account shall be distributed in accordance with the applicable Annual Award Materials.

12 Article 5 Malus and Clawback 5.01. Covered Awards. Notwithstanding anything to the contrary wherever stated, the provisions of this Article 5 shall apply to any Awards made under the Plan on or after March 1, 2017. 5.02. Application. In relation to any Award, the Committee may, in its absolute discretion, determine that the Participant shall be subject to the provisions of this Article 5, if at any time in the period commencing on the date on which the Award is made and ending on the second anniversary of the payment date of such Award, the Committee becomes aware that: (a) the Participant has engaged in misconduct or misbehavior which, in the sole opinion of the Committee, would or could justify disciplinary action being taken against the Participant pursuant to the terms and conditions of the Participant’s employment; (b) there has been a material misstatement and/or significant downward revision in the financial results or audited accounts requiring restated financial statements to be filed with an applicable regulatory agency of any member of the Threadneedle Group, the business unit in which the Participant is employed or any relevant underlying fund, as a result of which the Participant’s Account is or was higher than it would have been had the misstatement or revision not taken place; (c) an error was made in assessing or calculating the amount of the Participant’s Account, as a result of which the Participant’s Account is or was higher than it would have been had the error not taken place; (d) there has been a material failure in risk management at any member of the Threadneedle Group, the business unit in which the Participant is employed or any relevant underlying fund; (e) conduct on the part of the Participant has directly or indirectly contributed to any member of the Threadneedle Group having been censured or there being a fine imposed on any member of the Threadneedle Group or the Participant by the Financial Conduct Authority or other relevant regulator; (f) any other circumstances exist that in the sole opinion of the Committee have (or would have if made public) a sufficiently significant impact on the reputation of any member of the Threadneedle Group, the business unit in which the Participant is employed or any relevant underlying fund, to justify this Article 5 applying; or (g) any other circumstances exist that in the sole opinion of the Committee mean that the Committee is required under any regulatory code or guidance to cause this Article 5 to apply in order to remain in compliance with the applicable regulatory code or guidance. 5.03. Malus and Clawback. In any case where the Committee exercises its discretion to apply the provisions of this Article 5 to a Participant, the Committee may:

13 (a) reduce the value of the Participant’s Account, to such extent (even if this results in a value of zero after such reduction has occurred) as the Committee, in its absolute discretion, determines to be appropriate, subject to Article 5.05; (b) notwithstanding anything to the contrary wherever stated, reduce other Awards, to such extent as the Committee, in its absolute discretion, determines to be appropriate, subject to Article 5.05; or (c) issue a written demand to the Participant concerned, notifying the Participant that he must pay to such entity as directed by the Committee, such amount as the Committee, in its absolute discretion, determines to be appropriate, subject to Article 5.05. 5.04. Excess Amount. In any case where it is possible for the Committee to determine the extent to which the value of the Account exceeded what such value should have been but for the event within Article 5.03 (the “Excess Amount”), the amount by which the Account or other Award shall be reduced or the amount of the written demand, shall not exceed the Excess Amount. 5.05. Effective Date of Account Reduction. Any reduction made to the value of the Account in accordance with this Article 5 shall take effect immediately prior to the Vesting Date of the Award. 5.06. Binding. In the event that any reduction is made to the value of the Account or other Award held by a Participant in accordance with this Article 5, the Participant shall be bound by such reduction and shall have no right or entitlement whatsoever to any compensation in respect of such reduction. 5.07. Written Demand. In the event that a written demand is issued to a Participant in accordance with Article 5.03(c), such written demand shall create a debt owed by the Participant to the relevant entity to which a payment is directed to be made in such written demand, and the Participant shall, upon receipt of such demand, be liable to make a payment equal to the amount demanded to the relevant entity specified in the written demand. The Participant shall discharge his obligation to make such a payment in the manner, and by the time, specified in the written demand issued to him. 5.08. Other Arrangements. Notwithstanding anything to the contrary wherever stated, the Committee may, in its absolute discretion, reduce the value of the Participant’s Account (including, if appropriate, to zero) to give effect to any provision contained in any employee incentive or bonus arrangement operated by any member of the Threadneedle Group (other than the Plan) or Ameriprise relating to a benefit received by a participant in such arrangement which would not otherwise have been received in accordance with the terms of the relevant provision or, in the absence of any such term, on such basis as the Committee (acting fairly and reasonably) determines appropriate. Article 6 Taxes 6.01. Taxes. Notwithstanding any other provision of the Plan, to the extent permitted or required under applicable law (including, but not limited to, Section 409A for US Taxpayers), the

14 members of the Threadneedle Group: (a) shall have the authority, duty and power to determine, withhold and report the amount of any applicable income or employment taxes or social security liabilities with respect to any amount payable under the Plan; (b) shall have the authority, duty and power to reduce any benefit payable pursuant to the Plan by the amount of any applicable income or employment taxes or social security liabilities required to be withheld by a member of the Threadneedle Group with respect to such payment of benefits; (c) may withhold from any cash payment under the Plan payable to a Participant or a Participant’s Beneficiary, an amount sufficient to cover any withholding taxes; (d) may deduct the relevant amount from other earnings payable to a Participant or a Participant’s Beneficiary; and (e) shall be entitled to withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from a member of the Threadneedle Group), including all payments under this Plan, or make other arrangements for the collection of all legally required amounts necessary to satisfy any and all income tax withholding and employment-related tax requirements. Article 7 Beneficiaries 7.01. Beneficiary. A Participant’s Beneficiary shall automatically be the estate of the Participant. 7.02. Discharge of Obligations. The payment of benefits under the Plan to a Participant’s Beneficiary shall fully and completely discharge the members of the Threadneedle Group and the Committee from all further obligations under the Plan with respect to the Participant. Article 8 Administration 8.01. Committee Duties. The Plan shall be administered by the Committee. The Committee shall also have the discretion and authority to (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan, and (b) decide or resolve any and all questions including interpretations of the Plan, as may arise in connection with the Plan. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or a member of the Threadneedle Group. 8.02. Agents. In the administration of the Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to a member of the Threadneedle Group. 8.03. Effect of Payment. The full payment of the applicable benefit under the provisions of the Plan shall completely discharge all obligations to a Participant and his or her Beneficiary under the Plan. 8.04. Binding Effect of Decisions. The decision or action of the Committee or the CBC with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

15 8.05. Indemnity of Committee. The members of the Threadneedle Group shall indemnify and hold harmless the members of the Committee, and any agent to whom duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to the Plan, except in the case of willful misconduct by the Committee or any of its members or any such agent. 8.06. Threadneedle Information. To enable the Committee to perform its functions, the members of the Threadneedle Group shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Disability, death or termination of employment of its Participants, and such other pertinent information as the Committee may reasonably require. 8.07. Costs of the Plan. The costs and expenses of the Plan shall be borne by the members of the Threadneedle Group; provided, however, that to the extent permitted by Article 9.16(a)(iii) and Ameriprise’s Policy Regarding Section 409A Compliance, the Committee, in its sole discretion, may charge an annual administrative fee to each Participant which shall be deducted from each Participant’s Deferral Award Account during the year in which the fee is assessed. Article 9 Miscellaneous 9.01. Hypothetical Accounts. All Accounts and all credits and other adjustments to such Accounts shall be bookkeeping entries only and shall be utilized solely as a device for the measurement and determination of amounts to be paid under the Plan. No Accounts, credits or other adjustments under the Plan shall be interpreted as an indication that any benefits under the Plan are in any way funded. 9.02. Amendment and Termination. The Committee may, at any time, amend the Plan in whole or in part, including an amendment to restrict or eliminate any further deferrals into the Plan; provided, however, that (a) no amendment shall be effective to decrease or restrict the value of the vested portion of a Participant’s Accounts in existence at the time the amendment is made; and (b) no amendment may be made if such amendment or modification would cause the Plan to fail to comply with, or cause a Participant to be subject to tax under, the provisions of Section 409A. The Committee may at any time terminate the Plan; provided, however, if payment is accelerated in connection with such termination then the Plan must be terminated in manner that complies with Section 409A. 9.03. Unsecured General Creditor. Participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Threadneedle Group. For purposes of the payment of benefits under the Plan, any and all of the assets of the Threadneedle Group shall be, and remain, the general, unpledged unrestricted assets of the members of the Threadneedle Group. The obligation of the members of the Threadneedle Group under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

16 9.04. Other Benefits and Agreements. The benefits provided for a Participant under the Plan are in addition to any other benefits available to such Participant under any other plan or program for Employees of the Threadneedle Group. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided. 9.05. Liability for Payment. The Threadneedle Group’s liability for the payment of benefits shall be defined only by the Plan. The Threadneedle Group shall have no obligation to a Participant under the Plan except as expressly provided in the Plan. 9.06. Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise. 9.07. Not a Contract of Employment. The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between a Participant and a member of the Threadneedle Group. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, except as otherwise provided in a written employment agreement. Nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of a member of the Threadneedle Group or to interfere with the right of a member of the Threadneedle Group to discipline or discharge the Participant at any time. 9.08. Furnishing Information. A Participant will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder. 9.09. Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. 9.10. Captions. The captions of the articles and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions. 9.11. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by US federal law, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed

17 accordingly. All Participants agree to submit to the jurisdiction of the state and federal courts of Minnesota with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such Participant. 9.12. Notice. (a) Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below: Remuneration Committee of Threadneedle Management Services Ltd C/O Ameriprise Financial, Inc. Attn: Deferred Compensation Benefits 360 Ameriprise Financial Center Minneapolis, Minnesota 55474 United States of America with a copy to: General Counsel’s Office Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification. (b) Any notice or filing required or permitted to be given to a Participant under the Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant. 9.13. Successors. The provisions of the Plan shall bind and inure to the benefit of the members of the Threadneedle Group and its successors and assigns and the Participant and the Participant’s Beneficiary, heirs and assigns. 9.14. Validity. In case any provision of the Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein. 9.15. Electronic Documents Permitted. Subject to applicable law, Plan communications and other forms or documents may be in electronic format or made available through means of online enrollment or other electronic transmission. 9.16. Provisions Related to US Taxpayers. The following provisions apply only with respect to US Taxpayers: (a) Section 409A. It is intended that the compensation and benefits under the Plan (including all amendments thereto) comply with or qualify for an exception to the requirements of Section 409A so as to prevent the inclusion in gross income of any benefits accrued thereunder in a taxable year prior to the taxable year or years in which such amount would otherwise be actually distributed or made available to the Participants. The Plan shall be

18 administered and interpreted in a manner that is consistent with such intention and Ameriprise’s Policy Regarding Section 409A Compliance. (i) Notwithstanding Article 1.31, to the extent necessary to avoid a violation of Section 409A, “Separation from Service” shall have the meaning given to such term under Section 409A, including Section 1.409A-1(h) of the US Treasury Regulations. Accordingly, a Separation from Service would occur when the facts and circumstances indicate that Threadneedle and the Participant reasonably anticipate that no further services would be performed for Threadneedle (and all members of Threadneedle’s controlled group of corporations that are treated as a single employer with Threadneedle under Section 414(b) or 414(c) of the Code (determined under a 50 percent ownership test)) after a certain date or that the level of services the Participant would perform after such date would permanently decrease to no more than 20% of the average level of services performed over the immediately preceding 36-month period (or, if shorter, the entire period of the Participant’s employment with Threadneedle), and whether a Separation from Service has occurred will be determined consistent with Section 409A and Ameriprise’s Policy Regarding Section 409A Compliance. (ii) Notwithstanding the terms of Article 2.08(c) or Article 4.06, to the extent that a distribution to a Participant who is a Specified Employee at the time of his or her Separation from Service is required to be delayed by six months pursuant to Section 409A, such distribution shall be made no earlier than the first day of the seventh month following the Participant’s Separation from Service. The amount of such payment will equal the sum of the payments that would have been paid to the Specified Employee during the six-month period immediately following the Specified Employee’s Separation from Service had the payment commenced as of such date, as adjusted pursuant to Article 2.05 for Deferral Award Accounts. For purposes of this paragraph, “Specified Employee” shall have the meaning given to such term under Section 409A, as determined in accordance with Ameriprise’s Policy Regarding Section 409A Compliance. (iii) Notwithstanding anything in the Plan to the contrary, but subject to Article 5, to the maximum extent permissible by Section 409A and applicable law, any amount otherwise due or payable under the Plan may be forfeited, or its payment suspended, at the discretion of the Committee, to apply toward or recover any claim Ameriprise may have against A US Taxpayer or to recover a debt to Ameriprise or to recover a benefit overpayment under an Ameriprise benefit plan or program. No amount shall be offset against a US Taxpayer’s Account prior to the date on which the offset amount would otherwise be distributed to the US Taxpayer unless otherwise permitted by Section 409A. An offset with respect to a US Taxpayer shall be made only to the extent and in the manner permitted by Section 409A and Ameriprise’s Policy Regarding Section 409A Compliance. (iv) In the first taxable year in which a Participant becomes a US Taxpayer by reason of becoming a resident alien for US federal income tax purposes, the Plan may be amended solely with respect to such Participant such that the compensation and benefits under the Plan are compliant with or exempt from Section 409A. Such amendment must be effective not later than the end of the first year in which such Participant becomes a resident alien and shall only be effective with respect to amounts that were not vested prior to the date that the Participant became a resident alien. For any year after the first year in which a Participant is

19 classified as a resident alien, this Article 9.16(a)(iv) shall not apply, provided that a year may again be treated as the first year in which a Participant is classified as a resident alien if such Participant is classified as a resident alien in that year and has not been classified as a resident alien for the three consecutive years immediately preceding that year. This Article 9.16(a)(iv) will be interpreted consistent with the requirements of Section 409A, including Sections 1.409A-2(c) and 1.409A-3(h) of the US Treasury Regulations, as well as any subsequent guidance under Section 409A. (v) Compensation under the Plan that becomes vested while a Participant is not subject to US federal income taxation but that is paid at a time when the Participant subsequently has become subject to US Tax is intended to be exempt from Section 409A. This Article 9.16(a)(v) will be interpreted consistent with the requirements of Section 409A, including Section 1.409A-1(b)(8)(ii) of the US Treasury Regulations, as well as any subsequent guidance under Section 409A. * * * * *